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[LOGO]

April 13, 1998

Mr. Robert T. Bruce
Training Devices, Inc.
7367 South Revere Parkway, Suite 2C
Denver, CO 80112

Re: Centennial Distribution
    7367 S. Revere Parkway
    Englewood, Colorado

Dear Mr. Bruce:

This letter shall constitute notice of the transfer of the above referenced premises and assignment of the lease and Security Deposit for the premises by Spiral, Inc. ("Former Landlord") to First Industrial, LP ("Successor Landlord"). The rental shall be paid to the Successor Landlord at

     First Industrial, LP
     PO Box 70257
     Chicago, Illinois 60673-0550

     or sent, if sent by overnight courier, to:

     The First National Bank of Chicago
     525 W. Monroe
     7th Floor Mailroom
     Chicago, Illinois 60673-0550
     Attn: First Industrial, LP, Lockbox #70257

Your local First Industrial property management office is located at the following address:

     Jane Montgomery
     First Industrial Realty Trust
     5350 S. Roslyn Street, Suite 240
     Englewood, CO 80111


                             7100 W. Erie Street
                           Chandler, Arizona 85226
                        (602) 940-0441  1-800-848-8116
                          Facsimile: (602) 940-1522

Mr. Robert T. Bruce
Training Devices, Inc.
April 13, 1998
Page 2


However, all formal notices under the lease should be directed to the Successor Landlord at:

     First Industrial, LP
     311 South Wacker Drive, Suite 4000
     Chicago, Illinois 60606
     Attn: Chief Operating Officer

Please do not hesitate to contact your local First Industrial property management office with any questions you may have. The effective date of this notice is the date of this letter.

Sincerely,


Spiral, Inc.
an Arizona Corporation

/s/ Reginald D. Fowler

Reginald D. Fowler
President/CEO

                                AMENDMENT #1

     THIS AMENDMENT, DATED DECEMBER 24, 1997, TO THE LEASE AGREEMENT BETWEEN SPIRAL, INC. ("LANDLORD") AND TRAINING DEVICES, INC. ("TENANT"), DATED DECEMBER 1, 1997, SETS FORTH THE FOLLOWING REVISION TO SECTION 2., PREMISES.

2.   PREMISES:
        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property (The "Premises") situated at:

     LOCATION:             Centennial Distribution Center (the "Center" or
                           "Property")
                           7367 South Revere Parkway
                           Englewood, Colorado

     TOTAL PROJECT SIZE:   103,257 square feet within two buildings
                           Building 1 - 42,087 square feet
                           Building 2 - 61,170 square feet

     UNIT SIZE:            Approximately 14,000 square feet in Building 2
                           (South Building). The exact measurement subject to the final space plan. The Premises will be known as 7367 South Revere Parkway, Suite 2C, Denver,
                           Colorado 80112

     ALL OTHER TERMS AND CONDITIONS OF THE EXISTING LEASE SHALL REMAIN IN FULL FORCE AND EFFECT, EXCEPT AS MAY BE MODIFIED BY ANY FUTURE AMENDMENTS OR ADDENDUMS.

LANDLORD:                              Spiral, Inc.

Date:        1-14-99                   By: /s/ Reggie Fowler
     ----------------------------          -----------------------------------
                                       Printed Name: Reggie Fowler
                                                     -------------------------

                                       Title:       President/C.E.O.
                                              --------------------------------
                                       NOTICE ADDRESS:
                                       7100 W. Erie St.
                                       Phoenix, AZ 85226
                                       Telephone:  602-940-0441
                                       Facsimile:  602-940-1522

                                                                             1

Amendment 1
Lease Agreement
Spiral, Inc./Training Devices, Inc.

TENANT:                                Training Devices, Inc., U.S.A.

Date:        7 Jan '98                 By: /s/ Robert T. Bruce
     --------------------------------      -----------------------------------
                                       Printed Name: Robert T. Bruce
                                                     -------------------------
                                       Title:        C.E.O.
                                             ---------------------------------
                                       NOTICE ADDRESS:
                                       Telephone:  (303) 792-3792
                                       Facsimile   (303) 792-3793


                                                                             2

Amendment 1
Lease Agreement
Spiral, Inc./Training Devices, Inc.

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                                LEASE AGREEMENT

                                    between

                           Spiral, Inc. ("Landlord")
                           -------------------------
                                      and

                       Training Devices, Inc. ("Tenant")
                       ---------------------------------
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                               Table of Contents

             SECTION               DESCRIPTION
1.  PARTIES...................................................................2
2.  PREMISES:.................................................................2
3.  TERM......................................................................2
4.  RENT, TENANT FINISH ALLOWANCE, SECURITY DEPOSIT AND FURTHER SECURITY......3
6.  TAXES.....................................................................7
7.  USE: COMPLIANCE WITH LAWS.................................................7
8.  MAINTENANCE; REPAIRS AND ALTERATIONS; SURRENDER...........................9
9.  INSURANCE; INDEMNIFICATION...............................................10
10. DAMAGE OR DESTRUCTION - REPAIRS AND RESTORATION..........................12
11. ASSIGNMENT AND SUBLETTING................................................13
12. DEFAULTS; REMEDIES.......................................................13
13. CONDEMNATION.............................................................16
14. ESTOPPEL CERTIFICATES....................................................16
15. ATTORNMENT AGREEMENT.....................................................16
16. GENERAL PROVISIONS.......................................................17
17. QUIET ENJOYMENT..........................................................18
18. SURVIVAL.................................................................18

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                                LEASE AGREEMENT
1.  PARTIES.
    This Lease, dated for reference purposes only, December 1, 1997, is made by and between:

        Training Devices, Inc. ("Tenant" or "Lessee"), a Colorado corporation

                                    and

              Spiral, Inc. ("Landlord"), an Arizona corporation
                                 7100 W. Erie St.
                                Phoenix, AZ 85226


2.  PREMISES:
          Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property (The "Premises") situated at:

    LOCATION:              Centennial Distribution Center (the "Center" or
                           "Property")
                           7367 South Revere Parkway
                           Englewood, Colorado

    TOTAL PROJECT SIZE:    103,257 square feet within two buildings
                           Building 1 - 42,087 square feet
                           Building 2 - 61,170 square feet


    UNIT SIZE:             Approximately 14,040 square feet in Building 2
                           (South Building). The exact measurement subject to the final space plan.

3.  TERM.

    3.1. Initial Term. The initial term of this Lease shall be for five (5) years commencing on March 1, 1998, and ending on February 28, 2003, unless sooner terminated or extended pursuant to any provision thereof.

    3.2. If it is not then in default under the terms and conditions of this Lease, Tenant, upon notice given to Landlord not more than 200 days and not less than 180 days prior to the end of the lease term, shall have the right to extend the lease term for an additional five (5) years on the same terms and conditions as are contained in this Lease, except for the option to renew and except that the Base Rent shall be revised to the "Adjusted Market Rent". If the parties cannot agree on the Adjusted Market Rent, then the Adjusted Market Rent shall be determined as follows: Within five (5) days of delivery of Tenant's notice of intention to exercise the right to renew, each party shall choose a commercial real estate broker who shall, within ten (10) days, give an opinion as to an appropriate Base Rent rate for the extension term, taking into account the market for the Premise and similar premises, the savings to Landlord by entering into a renewal of the lease term as opposed to finding a new tenant and entering into a lease with a new tenant (including consideration of such matters as physical modifications and other concessions likely to be negotiated by a new tenant). If the lease rates quoted by the two brokers are within ten percent (10%) of one another, the new lease rate shall be the average of the two. If they are further apart, then the two brokers shall immediately appoint a third, who shall also render an opinion within ten days of being appointed, giving consideration to the above factors, and the new lease rate shall be the average of the three. Any fees charged by a broker rendering one of the foregoing opinions shall be paid by the party appointing said broker, except that if the use of the third broker is required, the fees of the third broker shall be shared by the parties on a 50/50 basis.

4.  RENT, TENANT FINISH ALLOWANCE, SECURITY DEPOSIT AND FURTHER SECURITY

           4.1 As Base Rent Tenant shall pay to Landlord annual base rent for the Premises, payable in equal monthly payments as stated below, in advance, on the first day of each month of the term. Rent for any period during the term hereof which is for less than one full calendar month shall be a pro rata portion of the monthly installment. Rent shall be payable to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.


           Monthly Payment        Year        Annual Amount        Cost/sf
           ---------------------------------------------------------------
           $7,020.00              1           $84,240.00           $6.00
           $7,137.00              2           $86,644.00           $6.10
           $7,254.00              3           $87,048.00           $6.20
           $7,371.00              4           $88,452.00           $6.30
           $7,488.00              5           $89,856.00           $6.40


        4.1.B.  ADDITIONAL RENT

                All other sums which Tenant is obligated to pay under the terms of this Lease shall be deemed to be "Additional Rent". Additional Rent includes, without limitation, Tenant's pro rata share of Operating Costs as provided in this Section, all utilities serving the Premises as set forth in
Section 5, and taxes as described in Section 6.

                (i) OPERATING COSTS DEFINED. "Operating Costs" shall mean all costs and expenses of any kind or nature which are necessary, and are customarily incurred in operating and maintaining the Center in the manner of similar distribution centers, or which arise out of Landlord's obligation to maintain and repair under this Lease, or other leases, or which are, as determined by Landlord, reasonable and appropriate for the best interests of the Center. Operating Costs shall be divided into two categories: (a) "Roads Operating Costs" and (b) "All Other Operating Costs".

     "Roads Operating Costs" shall include all costs and expenses relating to the maintenance and repair of the roads and driveways serving the buildings located in the Center, including, without limitation, traffic regulation, cleaning, snow and ice removal, striping, road signage, any insurance, security of lighting charges which pertain solely to the roads or driveways, and repair of the road and driveway surfaces, curbs and gutters. Tenants in Building One will bear twenty-five percent (25%) of the total Roads Operating Costs and Tenants of Building Two will bear seventy-five percent (75%) of the total Roads Operating Costs.
      "All Other Operating Costs" are those which are not included in Roads Operating Costs, including, without limitation, all taxes and assessments imposed against the Center, all insurance premiums for insurance required by this Lease or other leases in the Center or which Landlord deems reasonable and prudent to carry (including without limitation insurance premiums for liability insurance for personal injury, death, and property damage; costs of workmen's compensation insurance covering personnel and fidelity bonds for personnel; costs of insurance against liability for defamation and claims of false arrest occurring in and about the Common Areas; costs of insurance against loss of rents), all costs and expenses of operating, maintaining, repairing, replacing, lighting, cleaning, painting, striping, and policing all Common areas and all improvements thereto (including costs of uniforms, equipment, and all employment taxes) other than those costs which are included in Roads Operating Costs; costs of utilities for the Common Areas; costs of all supplies; costs for removal of snow, ice, and debris from sidewalks and Common Areas other than roads and driveways; monitoring of fire and security systems for Common Areas; costs and expenses for repair or replacement of parking area paving, curbs, walkways, landscaping, drainage, and lighting facilities for the Common Areas; costs and expenses of planting, replanting, and replacing flowers and shrubbery and planters; all costs of labor, including wages and other payments including disability insurance, payroll taxes, welfare, and all legal fees and other costs or expenses incurred in resolving any labor disputes; cost and expense for the rental of music program services and loudspeaker systems, including furnishing electricity therefor; sprinkler maintenance costs; administrative costs equal to fifteen percent (15%) of the total cost of operating and maintaining the Center. Tenants in Building One will bear forty percent (40%) of the total
All Other Operating Costs and Tenants in Building Two will bear sixty percent (60%) of the total All Other Operating Costs.
      Operating Costs shall not include: costs of work performed exclusively for any other tenant in the Center other than work of a kind and scope which Landlord would be obligated to provide to all tenants; leasing commissions and other expenses attributable solely to leasing of space in the Center; costs of repairs or rebuilding necessitated by condemnation; costs of capital improvements; or depreciation on the Center, except as expressly provided above, or any such costs, the payment of which is the obligation of any third parties.

      (ii) TENANT'S PRO RATA SHARE OF ROADS OPERATING COSTS. During each Lease Year during the Lease Term and any extension thereof, including the first Lease Year, Tenant will pay Landlord as Additional Rent its pro rata share of Roads Operating Costs as hereafter provided. Tenant's pro rata share of Roads Operating Costs shall be computed by multiplying seventy-five percent (75%) of the total amount of such costs, by a fraction, the numerator of which shall be the number of rentable square feet of floor area in the Premises and the denominator of which shall be the total number of square feet of rentable floor area in Building Two.
      Tenant's prorata share of All Other Operating Costs shall be computed by multiplying sixty percent (60%) of the total amount of such costs, by a fraction, the numerator of which shall be the number of rentable square feet of floor area in the Premises and the denominator of which shall be the total number of square feet of rentable floor area in Building Two.
      Landlord estimates that Tenant's pro rata share of Operating Costs (the total of Tenant's pro rata share of both Roads Operating Costs and All Other Operating Costs) for the first lease year will be approximately $1.77 per square foot.

      (iii) PLACE AND MANNER OF PAYMENT OF TENANT'S PRO RATA SHARE OF OPERATING COSTS. Commencing with the first full month of the Lease term, and each month thereafter during the term, Tenant shall pay on-twelfth (1/12) of its estimated pro rata share of Operating Costs (based upon the actual Operating Costs for the previous year, if any, or if none, based on Landlord's estimate thereof), in advance in equal monthly installments. As soon as practicable following the end of each lease year during the term, including the first lease year, Landlord shall notify Tenant of the actual amount of Tenant's pro rata share and the difference between it and the estimated amount actually paid by Tenant during the lease year just completed, if any, and the estimated pro rata share for the current lease year. If, at the end of the lease year Tenant's actual pro rata share exceeds, or is less than, the estimated amount paid by Tenant during the lease year just completed, Tenant shall pay to Landlord within thirty (30) days following Landlord's notice to Tenant, or Landlord shall pay to Tenant, as the case may be, such amounts as are necessary to correct the discrepancy. Tenant's estimated pro rata share shall be paid at the same time and place as the Base Rent; provided, however, that Tenant's first payment of its estimated pro rata share after receipt of notice from Landlord setting forth such amount shall also include one twelfth (1/12) of such amount for each month of the current lease year which has elapsed prior to the making of such first payment. For convenience, Tenant may include payment of its estimated pro rata share and any other charges, if any, payable under the terms of this Lease and the Base Rent in one check, provided all said charges and said rent are separately itemized in an accompanying document. If Tenant's lease year is not concurrent with the calendar year, Landlord may, at any time during the term, or any extensions thereof, make all adjustment provided for in this Section on a calendar year basis with an appropriate proration for the lease year in which such conversion is made and in which the term ends and in that case, all references in this Section to "lease year" shall thereafter be deemed to refer to "calendar year".

      (iv) COMMON AREAS. Landlord hereby grants to Tenant the right to use the Common Areas, as hereinafter defined, subject to the conditions hereinafter stated and those set forth in any easements or restrictions of record. The conditions of Tenant's use of such Common Areas are as follows:

           (a) The Common Areas shall be used by Tenant, its agents, employees, customers, and invitees, in common with agents, employees, customers, and invitees of Landlord and the other owners, occupants, and tenants from time to time in the Center.

           (b) Tenant's right to use the Common Areas shall terminate upon the expiration or termination of this Lease.

           (c) Tenant shall make no use of the Common Areas which shall interfere in any way with the use of the Common Areas by others.

           (d) Subject to the provisions hereof, Landlord shall have the right from time to time to construct other temporary and permanent buildings or improvements in the Common Areas or elsewhere in the Center, to change the location or character of, to make alterations of or additions to the Common Areas, to repair and reconstruct the Common Areas, and to do any such other acts in and to the Common Areas as Landlord may deem desirable to improve the convenience thereof.

           (e) Use of all parking areas or other Common Areas shall be subject to the rules and regulations from time to time promulgated by Landlord.

           (f) The minimum parking ratio is 1.6 spaces per 1000 square feet. This means the Tenant will be allowed 21 unreserved parking spaces in the front portion of the project and can use the truck court area immediately behind the premises for additional parking, provided the additional parking does not interrupt truck loading and access with other tenants in the building.

      The "Common Areas" as used herein shall mean and refer to all of the following to the extent they are located in the Center: roadways and driveways; parking areas; sidewalks; canopies; mall; streets; passenger vehicle roadways; truck roadways; loading platforms; stairs; yard areas; public and common washrooms; lounges and shelters; and any other facilities available for common use by all tenants and occupants of space in the Center and their employees, agents, customers, licensees, and invitees, as they may from time to time exist. Landlord reserves the right, from time to time, to take actions necessary or reasonable to prevent the acquisition of public rights in such areas, or to discourage noncustomer parking. Subject to the provisions of Section 4.1.B., the Common Areas shall be maintained and operated in good, clean, and orderly condition. The manner in which Common Areas shall be maintained and operated and the expenditures therefor shall be at the sole discretion of Landlord.

      4.2  TENANT FINISH.
           Landlord shall provide improvements within the Premises per mutually agreeable space plan and shall contribute up to $5.00 per square foot ($70,200.00) to the cost of completion thereof. Included in the Tenant Finish allowance are architectural and engineering costs associated with the transaction. The space and plan for improvements, upgrades and construction shall be finalized and approved by the Landlord and the Tenant prior to commencement of construction and Tenant and Landlord shall approve all estimated expenditures in excess of the Landlord's Tenant Finish allowance. The completion of all such improvements within the Premises shall be acceptable by the Tenant and Landlord (based on the final agreed-to space plan and other plans) prior to commencement of the lease. Should Improvements cost more than $70,200.00, Tenant shall pay the excess prior to taking occupancy of the Premises.

     4.3      SECURITY DEPOSIT
              1. Tenant shall deposit with Landlord upon execution hereof $7,488.00 as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount then required of Tenant. Landlord shall not be required to keep said security deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, said deposit, or so much thereof as has not thereto fore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises. No trust relationship is created herein between Landlord and Tenant with respect to said security deposit.

5.   UTILITIES.
        Tenant shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined jointly by Landlord and Tenant of all charges jointly metered with other premises.

6.   TAXES.
        Except as otherwise provided herein, Tenant shall pay, as a part of Operating Costs, its pro rata share of real estate taxes and assessments levied and assessed upon the Center which accrue during the Lease term. All taxes on machinery, equipment and other property owned by Tenant in or on the Premises, as well as all business taxes and licenses, shall be paid by Tenant when due.

7.   USE: COMPLIANCE WITH LAWS.
        7.1 USE. The Premises shall be used and occupied by Tenant for office, warehouse, distributions, light manufacturing and assembly, and for any other lawful purposes which are approved in writing by Landlord.

        7.2 LANDLORDS COMPLIANCE WITH LAWS: Environmental. As of the Commencement Date, Landlord represents and warrants that the Premises complies with all applicable statutes, ordinances, rules, regulations, orders and requirements, and that the condition, character, construction, and location of Landlord's building and improvements are in full compliance with all building and zoning classification applicable, and that there are no restrictions, ordinances, statutes, or regulations that prevent, limit, or restrict the use of the leased Premises by Tenant for the purposes herein intended, and if not, agrees to be responsible for bringing the Premises into compliance. If Tenant's use of the Premises for the aforesaid purposes is prevented or curtailed because of noncompliance of the Premises, building and/or improvements with zoning ordinances or other governmental regulations, including without limitation, fire, building and safety codes, or if for any other reason beyond the control of Tenant, Tenant may attempt to achieve compliance so that use, or continued full and uncurtailed use, of the Premises can be maintained, all at the cost and expense of Landlord, or if this is not practical or feasible, or if Landlord does not authorize or permit Tenant to attempt to achieve such compliance, Tenant may terminate this Lease Agreement. Landlord further warrants that as of the Commencement Date, the Premises are free of any hazardous conditions subject to applicable laws, ordinances, orders, rules, regulations or requirements, and agrees to indemnify and hold Tenant harmless for any such deficiencies and shall further hold harmless and indemnify Tenant from any environmental liability arising from the condition of the Premises as it existed prior to the Commencement Date of this Lease or latent defect including, but not limited to:

        (i) indemnification for all costs, if any incurred by Tenant in curing, correcting, cleaning up or otherwise eliminating any environmental contamination of the property;

        (ii) indemnification for any and all liability of Tenant under the Comprehensive Environmental Response, Compensation and Liability Act, 41 U.S.
C. Section 9601 et, seq. and/or the applicable state statute or regulations; and/or the applicable state statute or regulations and;

        (iii) indemnification for any and all liability, including fines and penalties, incurred under any other federal or state environmental statute.

     Landlord's liability under this paragraph shall extend to and include all costs, expenses and reasonable attorney's fees incurred or sustained by Tenant in making any investigation on account of any such claim, demand, loss, liability, cost, charge, suit, order judgment or adjudication, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and in enforcing any of the agreements herein contained.

     Tenant shall have no responsibility for any hazardous conditions of the Premises which it did not create. Neither Landlord nor Tenant shall have any liability or responsibility hereunder for any such violation resulting from changes in such requirements subsequent to the commencement date.

     7.3 TENANT'S COMPLIANCE WITH LAWS: ENVIRONMENTAL. Tenant shall not use or permit the use of the Premises in a manner that will tend to create waste or a nuisance, cause an increase in insurance rates, or cause a violation of any applicable statutes, ordinances, rules, regulations, orders and requirements, including without limitation, fires, building and safety codes, zoning ordinances and environmental laws. Tenant agrees to indemnify and hold Landlord harmless for any such violation caused or permitted by Tenant or its agents, subtenants, or invitees and shall further hold harmless and indemnify Landlord for any environmental liability arising from the acts or omissions of Tenant or its agents subtenants or invitees after the commencement of the Lease term, including, but not limited to:

        (i) indemnification for all costs, if any, incurred by Landlord in curing, correcting, cleaning up or otherwise eliminating any such environmental contamination of the property;

        (ii) indemnification for any and all liability of Landlord under the Comprehensive Environmental Response, Compensation and Liability act, 42 U.S. C. Section 9601 et, seq. and/or the applicable state statute or regulation; and

        (iii) indemnification for any and all liability, including fines and penalties, incurred under any other federal or state environmental statute.

        Tenant's liability under this paragraph shall extend to and include all costs, expenses and reasonable attorney fees incurred or sustained by Landlord in making any investigation on account of any such claim, demand, loss, liability, cost, charge, suit, order judgment or adjudication, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and in enforcing any of the agreements herein contained.

     7.4 The provisions of this Article shall survive expiration or termination of this lease.

8.   MAINTENANCE: REPAIRS AND ALTERATIONS: SURRENDER
     8.1  MAINTENANCE AND REPAIRS.
              Landlord warrants to Tenant that the Premises are in good condition and repair at the commencement of the Lease term. Subject to the provision of Section 10, Landlord, at its sole expense, agrees to keep the roof, foundation and vertical and horizontal columns and any other structural portions of the Premises in good repair, maintenance and replacement through the term of this Lease. Subject to the provisions of
Section 10 and except as provided above, Tenant shall be responsible, at its sole expense, for the maintenance, repair and replacement of the interior and a proportionate share of exterior portions (based on square footage) of the Premises (excluding structural repairs and replacements) and parking lot, snow removal, landscaping, sidewalks, HVAC, plumbing, electrical and lighting facilities and equipment within and serving the Premises. Notwithstanding the foregoing, Landlord and Tenant shall each be responsible for damage to any portions of the Premises caused by their negligence or other wrongful acts. Repairs to Common Areas shall be prorated based on square footage.

     8.2  SURRENDER.
              Subject in the provisions of Section 8.1 and Section 10, on the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in good condition and repair, broom clean, ordinary wear and tear and casualty excepted. Tenant shall repair any damage to the Premises occasioned by the removal of Tenants' trade fixtures, furnishings and equipment.

     8.3  ALTERATIONS AND ADDITIONS.
                A. CONSENT. Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, make any structural alteration to the Premises or make any other alterations, improvements, additions, or utility installations (including power panels) in, on or about the Premises in excess of $25,000.00 for such item or related group of items.

                B. LIENS. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than 10 days notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If any liens are filed against the Premises or property of which the Premises are a part, Tenant shall cause liens to be discharged within ten (10) days of notice from Landlord, so requiring Tenant's failure to do so shall be an Event of Default (as hereinafter defined), and Tenant shall indemnify Landlord against all costs and expenses incurred in connection with such lien and the removal of the lien, including attorneys fees.

                C. REMOVAL. All alterations, improvements, additions or fixtures, other than Tenants equipment, machinery and trade fixtures, which may be made in or on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Any property of Tenant that is not removed prior to the expiration or termination of the Lease shall be deemed abandoned.

                D. EQUIPMENT, MACHINERY AND FIXTURES. Tenant shall have the right and privilege to construct or install in the Premises any and all equipment, machinery and trade fixtures, provided that such equipment, machinery or fixtures will not exceed the structural capacity of the Premises. All such trade fixtures, machinery and equipment supplied and installed at the sole cost and expense of Tenant shall at all times be and remain the property of Tenant, and Tenant shall have the right to remove all or any part of the same, from the Premises at any time provided Tenant shall repair any damage to the Premises resulting from the removal of the same.

9.   INSURANCE: INDEMNIFICATION.
           9.1 LIABILITY INSURANCE: Tenants Property. Tenant shall, at Tenant's expense, maintain in effect bodily injury liability and property damage liability insurance in connection with the use or condition of the Premises, in an amount of not less than $500,000 for injury to or death of one person in any one accident or occurrence and in an amount of not less than $1,000,000 for injury to or death of more than one person in any one accident or occurrence, and against liability for property damage of at least $250,000, with no deductible portion or retained risk. Tenant agrees to carry fire and extended coverage insurance on all of the machinery, equipment, trade fixtures, furniture and other property installed or located in the Premises.

     9.2 INSURANCE POLICIES. All policies of insurance required to be carried by Tenant hereunder shall name Landlord as an additional insured under liability policies and the loss payee under property policies. Tenant shall deliver certificates evidencing the existence and amounts of such insurance as required herein. In the event Tenant does not provide such certificates of insurance within 30 days, Landlord may, but shall not be obligated to, implement the proper coverage and bill the Tenant.

     9.3 WAIVER. Landlord and Tenant for themselves and for their respective insurers agree to and do hereby release each other of and from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to the property of the other, both real and personal, caused by or resulting from fire and all other casualties insured against under fire and extended coverage insurance policies, required to be maintained pursuant to this lease, notwithstanding that any such loss or damage may be due to or result from the negligence of either of the parties hereto or their respective officers, employees or agents, but only to the extent of any recovery collectible under such insurance. Tenant and Landlord, if applicable, will endeavor to secure an appropriate clause in, or endorsement on, any fire and extended coverage insurance policy covering Landlord's and Tenant's respective interests, pursuant to which the respective insurance policies waive subrogation; provided, however, that a failure on the part of Landlord or Tenant, if applicable, to secure such appropriate clause or endorsement as aforesaid shall not in any manner affect or restrict the provisions of the above and foregoing mutual release.

     9.4 INDEMNIFICATION OF LANDLORD. Tenant shall defend, indemnify and hold harmless Landlord from and against any and all claims arising from (i) Tenant's use of the Premises, or from the conduct of Tenant's business in or about the Premises; (ii) any breach or default in the performance of any obligation on Tenants part to be performed under the terms of this lease;
(iii) the negligence of the Tenant, or any of Tenants agents, contractors or employees or invitees; (iv) against all costs, attorney fees, expenses and liabilities incurred in the defense of any such claim or any action or proceedings brought thereon. In no event, however, shall Landlord be entitled to indemnification under this Section if such claim arises from any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this lease, or arising from any negligence or intentional act of the Landlord, or any of the Landlord's agents, contractors, or employees.

     9.5 INDEMNIFICATION OF TENANT. Landlord shall defend, indemnify and hold Harmless Tenant from and against any and all claims arising from breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this lease, or arising from any negligence of the Landlord, or any of the Landlord's agents, contractors, or employees, and from and against all, costs, attorney's, expenses and liabilities incurred in the defense of any such claim, or any action or proceeding brought thereon. In no event, however, shall Tenant be entitled to indemnification under this
Section if such claim arises from any breach or default in the performance of any obligation on Tenant's part to be performed the terms of this lease, or arising from any negligence or intentional act of the Tenant, or any of the Tenant's agents, contractors, or employees.

     9.6 PROPERTY AND BUSINESS INTERRUPTION INSURANCE. During the Lease Term, Landlord shall maintain a policy of fire and extended coverage insurance covering loss of or damage to the Property (including Tenant's fixtures, equipment and leasehold improvements in the Premises) in the full amount of its replacement value and including business interruption insurance in an amount sufficient to pay one year's rent from the Property plus estimated real property taxes and insurance premiums. Landlord and Landlord's mortgagee shall be named loss payee under such policy, as their interests may appear. Such policy shall contain an Inflation Guard endorsement, shall not provide for any deductible amount greater than $10,000, and shall provide protection against all perils included within the classification of fire, extended coverage (including any perils arising from Tenant's use of chemicals at the Premises), vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary (including flood and earthquake insurance, if required by any lender holding a security interest in the Property). Tenant shall not do or permit anything to be done which invalidates any such insurance policies. The premium for such insurance shall be included in operating expenses, and Tenant shall pay its pro rata share thereof.

10.  DAMAGE OR DESTRUCTION - REPAIRS AND RESTORATION.
           10.1  PARTIAL DAMAGE - INSURED. Subject to the provisions of
Section 10.4, if the Premises are damaged and such damage was caused by casualty covered under the insurance policy required to be maintained pursuant to Section 9.6, Landlord shall repair such damage as promptly as reasonably possible and this Lease shall continue in full force and effect. Landlord and Tenant will each have a right to terminate if such repairs take longer than 90 days.

           10.2  PARTIAL DAMAGE - Uninsured. Subject to the provisions of
Section 10.4, if at any time during the term hereof the Premises are damaged, and such damage was caused by a casualty not covered under the insurance policy required to be maintained by landlord pursuant to Section 9.6, Landlord may at Landlords option either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect or (ii) cancel and terminate this Lease as of the date of the occurrence of such damage, by giving Tenant written notice of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

           10.3 TOTAL DESTRUCTION. If at any time during the term hereof the Premises are totally destroyed from any cause whether or not covered by the Insurance required to be maintained pursuant to Section 9.6 (including any total destruction required by any authorized public authority), this Lease shall automatically terminate as of the date of such total destruction.

           10.4 DAMAGE NEAR END OF TERM. If the Premises are destroyed or damaged during the last twelve months of the term of this Lease, Landlord may at the Landlord's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

           10.5  TENANT'S REMEDIES.

                 A. If the Premises are destroyed or damaged and Landlord repairs or restores them pursuant to the provisions of this Section, Tenant shall be entitled to an equitable abatement of rent or other charges during the period that Tenant is unable to continue the operation of its business the Premises in whole or in part.

                 B. If Landlord shall be obligated to repair or restore the Premises under the provisions of this Section 10 and shall not commence such repair or restoration within 90 days after such obligation shall accrue, Tenant may at Tenant's option cancel and terminate this Lease as of the date of the occurrence of such damage by giving Landlord written notice of Tenant's election to do so at any time prior to the commencement of such repair or restoration, in which event, rent or other charges shall abate as of such occurrence and Tenant shall be entitled to any other remedies as provided by law for Landlord's breach of its obligations under this Section 10.

           10.6 TERMINATION. Upon any termination pursuant to this Section 10, an equitable adjustment shall be made concerning advance rent and any advance payments made by Tenant to Landlord.

11.  ASSIGNMENT AND SUBLETTING.
           11.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which Landlord shall not unreasonably withhold. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void. Notwithstanding the foregoing, Tenant shall have the unqualified right, without Landlord's consent, to sublet the Premises, or any part thereof, or to assign (by operation of law or otherwise) this Lease to any of the Tenant's parent, subsidiary or affiliated companies.

           11.2 RELEASE OF TENANT. Upon obtaining Landlord's consent as provided by Section 11.1 such subletting or assignment shall not release Tenant of Tenant's obligation to pay the rent and to perform all other obligations to be performed by Tenant hereunder, unless agreed to by Landlord.

12.  DEFAULTS: REMEDIES.
           12.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant (an "Event of Default");

                 A. The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after receipt of written notice thereof from Landlord to Tenant. It is intended that the 10-day notice provided herein be substituted for the 3-day statutory notice, and that, following such 10-day notice, no further 3-day notice shall be necessary in order for Landlord to proceed with eviction.

                 B. The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Subsection A above, where such failure shall continue for a period of thirty (30) days after receipt of written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

                 C. (i) The making by Tenant of any general assignment, or general arrangement, for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 180 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenants assets located at the Premises or of Tenants interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenants assets located at the Premises or of Tenants interest in this Lease, where such seizure is not discharged within sixty (60) days.

           12.2 LANDLORDS REMEDIES. If an Event of Default occurs, Landlord shall have the right, at Landlords option, in addition to and not exclusive of any other remedy Landlord may have under this Lease or by operation of law, without any further demand or notice to resort to one or more of the following: (a) re-enter the Premises and eject all persons therefrom, using all reasonably necessary and lawful force so to do; (b) lock the doors to the Premises and exclude Tenant therefrom; (c) retain or take possession of any property in the Premises pursuant to its Landlord's lien; (d) declare this Lease as at an end and terminated; (e) sue for rent or any other sum due Landlord under this Lease; (f) sue for the amount of the then present value of the rent reserved hereunder for the balance of the term of this Lease, less the reasonably expected net proceeds of re-letting after deducting expenses of reletting (including without limitation commissions, tenant improvements, advertising), up to a maximum of $300,000, such present value to be calculated by discounting the total sum of rent reserved at the prime rate (or base rate) reported in The Wall Street Journal as being the base rate on corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank); (g) sue for any damages sustained by Landlord or (h) continue this Lease in effect and relet the Premises or any part thereof, as the agent and for the account of Tenant, on such terms and conditions as Landlord deems advisable, in which event the rents received from such reletting shall be applied first to the expenses of such reletting and collection, including necessary renovation and alterations of the Premises, reasonable attorneys' fees, and any real estate commissions paid, and, thereafter toward payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be realized to pay such sums and other charges, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rent in excess of the rents stipulated in this Lease in prior or subsequent months, and Landlord may bring an action therefor as such monthly deficiency may arise. Any reentry shall be allowed by Tenant without hindrance and interference, and Landlord shall not be liable in damages for any such reasonable reentry or be guilty of trespass or forcible entry. Notwithstanding the foregoing, if Landlord elects any one or more remedies granted above, Landlord shall not be deemed to have terminated this Lease unless explicit written notice of such tamination is given by Landlord to Tenant. Landlord agrees to use reasonable efforts to mitigate its damages in connection with any Event of Default hereunder. The foregoing remedies are not exclusive but they are cumulative and in addition to any remedies now or later available at law or in equity.

           12.3 LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. Landlord, at any time after Tenant defaults in the prompt performance of any of Tenant's obligations hereunder and fails to cure such default within the time permitted in Section 12.1, A or B, as the case may be, may, at its election, cure the default at Tenant's cost. If Landlord at any time, by reason of any such continuing default by Tenant, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if reimbursed by Tenant at a later date, shall bear interest at the rate set forth in Section
14.4 of this Lease from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest, shall constitute additional rent.

           12.4 INTEREST ON UNPAID RENT. Rent and any other sums payable by Tenant under this Lease which are not paid when due shall bear interest from the date due until paid at a per annum rate equal to or the greater of twelve percent (12%) per annum, or the prime rate of Colorado National Bank then in effect plus 5% per annum.

           12.5 LITIGATION COSTS. It is further agreed that in the event suit shall be brought for the default of either party hereunder, the prevailing party shall be entitled to recover the costs of such suit, including reasonable attorneys' fees and expert witness fees.

           12.6 LANDLORD DEFAULT. Landlord default is defined as the failure by Landlord to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Landlord where such failure shall continue for a period of thirty (30) days after receipt of written notice hereof from Tenant to Landlord; provided however, that if the nature of Landlord's default is such that more than 30 days are reasonably required for its cure, then Landlord shall not be deemed in default if Landlord commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

           In the event Landlord fails to cure, Tenant shall have the right to correct such cure and bill Landlord therefor with Landlord being obligated to reimburse Tenant for such cost to cure within thirty (30) days. Should Landlord neglect to reimburse Tenant, Tenant shall have the right to offset such cost from the rent and pursue any other rights it may have by law, including a suit for damages.

13.   CONDEMNATION.

          If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called condemnations), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Premises is taken by condemnation, Tenant may, at Tenant's option, to be exercised in-writing only within 45 days after Tenant shall have received written notice of such taking (or in the absence of such notice, within 45 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises prior to the taking. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award for loss or damage to Tenant's trade fixtures and removable personal property.

14.   ESTOPPEL CERTIFICATES.

             (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and Additional Rent and the time period covered by such payment;
(iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property, who may rely conclusively upon such statements as true and correct.

             (b) If Tenant does not deliver such statement to Landlord within such ten-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms or provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or Additional Rent have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be stopped from denying the truth of such facts.

15.   ATTORNMENT AGREEMENT.

          If Landlord conveys or otherwise transfers all or any part of its interest in the Premises to another person (the "Owner"), Owner and Tenant shall be bound to each other, as

Landlord and Tenant, respectively, under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof (including any renewal or extensions term), and Tenant hereby attorns to Owner, as its Landlord, such attornment to be effective and self-operative, without the execution of any other instrument on the part of either party hereto, immediately upon any such transfer of ownership with prior notification thereof

16.  GENERAL PROVISIONS.

          16.1 SEVERABILITY. Any provision of this Lease determined to be invalid by a court of competent jurisdiction, shall in no way affect any other provision thereof.

          16.2 CAPTIONS. Article and Section captions are not a part hereof.

          16.3 MERGER OF PRIOR AGREEMENTS. AMENDMENTS. This Lease contains all agreement of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. It may be modified in writing only, signed by the parties in interest at the time of the modification.

          16.4 NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be served via overnight courier or facsimile transmittal with telephone or facsimile log confirmation, addressed to Landlord and Tenant respectively at the addresses set forth after their signatures at the end of this Lease. Such notices shall be deemed served when received by facsimile or one day after delivery of the notice to an overnight courier.

          16.5 WAIVERS. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same of any other provision.

          16.6 RECORDING. Neither party shall record this Lease without the other party's prior written consent.

          16.7 HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in amount of the last monthly rental, and upon all the terms hereof applicable to a month-to-month tenancy, with either party having the right to terminate upon thirty (30) days prior written notice.

          16.8 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or equity.

          16.9 BINDING EFFECT. Subject to any provisions hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. It shall be governed by the internal laws of the State in which the Premises are located.

          16.10 SIGNS. Tenant, with the prior consent of Landlord which consent shall not be unreasonably withheld, shall have the right and privilege to erect, maintain, remove and replace such signs on the Premises as Tenant may deem reasonably necessary or convenient in the operation of its business from the Premises, within governmental building and business park guidelines. Tenant agrees to maintain said signs in a good state of repair and shall repair any damage which may be caused by the erection, maintenance or removal of said signs. Tenant shall remove said signs upon termination of this Lease and repair any damage caused by the removal.

          16.11 ENTRY BY LANDLORD. Landlord reserves the right (for Landlord and agents and representatives of Landlord) to enter the Premises, upon reasonable notice, to inspect the same, to repair or maintain the Premises, and to show the Premises to prospective purchasers or Tenants (within the last 12 months of lease term), so long as Landlord does not unreasonably interfere with Tenant's business for each of the aforesaid purposes. Landlord shall at all times have and retain a key with which to unlock all of the doors of the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open doors to the Premises in an emergency, and any such entry by Landlord shall not be construed to be an eviction of Tenant from the Premises.

17.    QUIET ENJOYMENT.

          Tenant, upon paying the minimum rent and other charges herein provided for, and performing all the other terms of this Lease Agreement, shall quietly have and enjoy the Premises during the term of this Lease Agreement.

18.    SURVIVAL.

          Any covenants, agreements, representations or other matters contained herein which by their nature are appropriate to survive the expiration or termination of this lease shall so survive.

IN WITNESS WHEREOF the parties have executed this Lease Agreement as of the date first above written but actually on the dates set forth opposite their signatures below.

LANDLORD:                                Spiral, Inc.

Date: ________________________________   By:  /s/ Reggie Fowler
                                            ----------------------------------
                                         Printed Name: Reggie Fowler
                                                       -----------------------

                                         Title:      President/C.E.O.
                                               -------------------------------
                                         NOTICE ADDRESS:
                                         7100 W. Erie St.
                                         Phoenix, AZ 85226
                                         Telephone: 602-940-0441
                                         Facsimile: 602-940-1522

TENANT:                                  Training Devices, Inc, U.S.A.

Date:          Dec. 19, 1997             By: /s/ ROBERT T. BRUCE
     ---------------------------------      ----------------------------------
                                         Printed Name:  Robert T. Bruce
                                                      ------------------------
                                         Title:           CEO
                                                 -----------------------------
                                         NOTICE ADDRESS:
                                         Telephone: 303-792-3792
                                         Facsimile  303-792-3793

                             COMMENCEMENT CERTIFICATE


     THIS COMMENCEMENT CERTIFICATE is attached to and made a part of the Lease dated as of the 1st day of December, 1997, by and between Spiral Inc., an Arizona corporation thence assigned to First Industrial L.P., a Delaware limited partnership by First Industrial Realty Trust, a Maryland corporation its general partner; as Landlord, and Training Devices, Inc., a Colorado corporation, as Tenant. By this Commencement Certificate dated as of the 17th of February, 1999, the parties to the Lease agree as follows with respect to the Premises located in the building known as 7367 S. Revere Parkway, Building #2, in Englewood, Colorado (the "Building"):


     1. In accordance with the provisions of Paragraph 3.1, of the Lease, the term of the Lease shall commence at 12:01 a.m., on May 26, 1998, and expire at 12:00 midnight on May 31, 2003.
     2. In accordance with Paragraph 4.1 the annual base rent increase for the Premises shall commence every year on June 1st.

     IN WITNESS WHEREOF, the parties hereto have caused this Commencement Certificate to be executed the day and year first above written.


LANDLORD:                                   TENANT:

First Industrial, L.P., a Delaware limited  Training Devices, Inc., a Colorado
partnership by First Industrial Realty      corporation.
Trust, a Maryland corporation its general partner.


By:  /s/ GREGORY S. DOWNS                    By: /s/ B. BETSCHORT
   ---------------------------------------      ------------------------------
         Gregory S. Downs                            B. Betschort
   ---------------------------------------      -----------------(Printed Name)



Its:        Regional Director                Its:   President
    --------------------------------------       -----------------------------


Address: 5350 South Roslyn Street,           Address: 7367 S. Revere Pkwy.,
         Suite 240                                    Bldg.#2
         Englewood, Colorado 80111                    Englewood, Colorado 80120
                                                      -------------------------

Phone:   (303) 220-5565                      Phone:   (303) 792-3792
                                                      -------------------------
Fax:     (303) 220-5585                      Fax:     (303) 792-3793
                                                      -------------------------